IBM to Update Revenue Categories within Reportable Segments March 12, 2025 We are making changes to the reported revenue categories within our Software and Consulting reportable segments to reflect the market opportunities and how we address them. These changes better align our portfolio to our core strategy and to the underlying business models. These changes also provide more relevant information to investors. These updates will not impact IBM’s Consolidated Financial Statements or our reportable segments. The Software and Consulting segments will reflect these changes beginning in the first quarter of 2025. We are providing recast historical financials today to allow investors and analysts to update their models ahead of the first quarter earnings report in April. The 2025 guidance provided at our Investor Day in February reflected these changes to our reported revenue categories. Updates to the revenue categories within the Software reportable segment IBM’s Software segment brings together hybrid cloud platform and software solutions to help clients predict, automate, secure and modernize their environments. There is no change to the overall scope of the Software segment as a result of these changes to the reported revenue categories. Beginning in first quarter 2025, IBM will report revenue and year-to-year revenue percent change for Hybrid Cloud, Automation, Data and Transaction Processing within Software. IBM will no longer report revenue for the Hybrid Platform & Solutions or Security revenue categories. • Hybrid Cloud: no change to Hybrid Cloud products. Hybrid Cloud was previously reported as Red Hat. • Automation: HashiCorp will be reported in Automation. Identity & Access Management and Threat Management businesses have moved into Automation from the prior Security revenue category. The Sustainability business has moved into Automation from Data to better align with our FinOps and Observability products. • Data: Business Automation has moved into Data from Automation to better align with the AI Assistants and Database assets. Data Security moved into Data from the prior Security revenue category to better align with our data assets. Data was previously reported as Data & AI. Exhibit 99.1

• Transaction Processing: zSecure product moved into Transaction Processing from the prior Security revenue category. Updates to the revenue categories within the Consulting reportable segment IBM Consulting helps clients design and build open, hybrid cloud architectures and optimize key workflows and business processes. There is no change to the overall scope of the Consulting segment as a result of these changes to the reported revenue categories. Beginning in the first quarter 2025, IBM will report revenue and year-to-year revenue percent change for Strategy and Technology and Intelligent Operations within Consulting. • Strategy and Technology: includes services previously reported as Technology Consulting and Business Transformation with the exception of business process operations services. • Intelligent Operations: includes services previously reported as Application Operations as well as business process operations services. Note: In an effort to provide additional and useful information regarding the company’s financial results and other financial information, as determined by generally accepted accounting principles (GAAP), these materials contain revenue growth rates adjusted for constant currency which is a non-GAAP measure. The rationale for management’s use of this non-GAAP information is included on page 6 of the company’s 2024 Annual Report, which is Exhibit 13 to the Form 10-K submitted with the SEC on February 25, 2025. The reconciliation of non-GAAP information to GAAP is included in Exhibit 3 within these materials.

Exhibit 1: 2024 Segment Revenue Snapshot Recast Using 2025 Reported Revenue Category Structure

2024 Software Revenue


Automation
$6.6B revenue
+10% yr/yr
Hybrid Cloud
$6.5B revenue
+12% yr/yr
Transaction
Processing
$8.4B revenue
+10% yr/yr
Data
$5.6B revenue
+4% yr/yr

The Software portfolio delivers end-to-end enterprise capabilities for Hybrid Cloud and AI:

Hybrid Cloud: incl. RHEL, OpenShift, Ansible, Red Hat AI

Automation: incl. application development & integration, infrastructure lifecycle management incl. HashiCorp, network management, security software for identity access management and threat management, observability, FinOps, IT financial management, asset lifecycle management

Data: incl. AI assistants, AI tools and governance, databases, data intelligence, data integration, data security

Transaction Processing: incl. Customer Information Control System and storage software, analytics and integration software running on IBM operating systems, AI assistants for Z, security software for Z

2024 Consulting Revenue


Strategy and
Technology
$11.5B revenue
+2% yr/yr
Intelligent
Operations
$9.2B revenue
(1%) yr/yr

Strategy and Technology: Provides strategy, process design, system implementation, cloud architecture and implementation services to help clients transform their businesses for growth and enable innovation. These services ensure clients benefit from the latest technologies to meet their objectives by leveraging AI and an ecosystem of strategic partners alongside IBM technology and Red Hat, including Adobe, AWS, Microsoft, Oracle, Palo Alto Networks, Salesforce, and SAP, among others.

Intelligent Operations: Focuses on application, cloud platform, and operations services that bring efficiency to clients' processes by operationalizing and running hybrid cloud platforms, managing core business processes, and addressing security holistically across business functions and the IT landscape. These services help clients manage, optimize, and orchestrate custom and ISV packaged applications, enhancing operations through AI-powered solutions for faster, more efficient client outcomes.

Revenue growth rates @CC, in $ billions

Refer to Exhibit 3 for the reconciliation of non-GAAP financial information

There is no change to IBM's consolidated results

Exhibit 2: Segment Revenue Recast Using 2025 Reported Revenue Category Structure

Note: Items in bold reflect changes from previously reported results

IBM Segment Revenue

($ = M)

SOFTWARE SEGMENT	1Q23	2Q23	3Q23	4Q23	FY23	1Q24	2Q24	3Q24	4Q24	FY24
Total Revenue	5,591	6,294	5,947	7,179	25,011	5,899	6,739	6,524	7,924	27,085
Hybrid Cloud	1,389	1,446	1,459	1,533	5,827	1,510	1,547	1,659	1,774	6,490
Automation	**1,263**	**1,502**	**1,459**	**1,785**	**6,008**	**1,391**	**1,620**	**1,563**	**1,984**	**6,558**
Data	**1,181**	**1,376**	**1,247**	**1,658**	**5,461**	**1,173**	**1,378**	**1,352**	**1,728**	**5,629**
Transaction Processing	**1,759**	**1,970**	**1,782**	**2,203**	**7,714**	**1,824**	**2,194**	**1,951**	**2,438**	**8,408**

B/(W) Yr/Yr at Constant Currency

SOFTWARE SEGMENT	1Q24	2Q24	3Q24	4Q24	FY24
Total Revenue	6%	8%	10%	11%	9%
Hybrid Cloud	9%	8%	14%	17%	12%
Automation	**10%**	**9%**	**7%**	**12%**	**10%**
Data	**0%**	**1%**	**8%**	**5%**	**4%**
Transaction Processing	**4%**	**13%**	**9%**	**12%**	**10%**

($ = M)

CONSULTING SEGMENT	1Q23	2Q23	3Q23	4Q23	FY23	1Q24	2Q24	3Q24	4Q24	FY24
Total Revenue	5,197	5,226	5,178	5,283	20,884	5,186	5,179	5,152	5,175	20,692
Strategy and Technology	**2,843**	**2,850**	**2,851**	**2,886**	**11,430**	**2,863**	**2,895**	**2,856**	**2,875**	**11,488**
Intelligent Operations	**2,355**	**2,376**	**2,327**	**2,396**	**9,455**	**2,323**	**2,284**	**2,297**	**2,300**	**9,204**

B/(W) Yr/Yr at Constant Currency

CONSULTING SEGMENT	1Q24	2Q24	3Q24	4Q24	FY24
Total Revenue	2%	2%	0%	-1%	1%
Strategy and Technology	**3%**	**5%**	**0%**	**0%**	**2%**
Intelligent Operations	**0%**	**-1%**	**-1%**	**-3%**	**-1%**

Refer to Exhibit 3 for the reconciliation of non-GAAP financial information
There is no change to IBM's consolidated results

Exhibit 3: Reconciliation of 2024 Revenue Performance Recast Using 2025 Reported Revenue Category Structure Note: Items in bold reflect changes from previously reported results